FOR IMMEDIATE RELEASE

Contact:  Carol DiRaimo, Vice President of Investor Relations
          (913) 967-4109

  Applebee's International Reports Third Quarter 2006 Diluted Net Earnings Per
    Share of $0.20 Including Impairment Charge and Stock-Based Compensation

OVERLAND PARK, KAN., October 25, 2006 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $14.8 million, or $0.20 per diluted share, for the third quarter ended September 24, 2006 as compared to $0.28 per diluted share for the third quarter of 2005. Excluding impairment and other restaurant closure costs of $1.9 million ($1.2 million after-tax or approximately $0.02 per share), legal expenses related to the pending settlement of a lawsuit of $1.5 million ($1.0 million after-tax or approximately $0.01 per share) and stock-based compensation of $5.2 million ($3.3 million after-tax or approximately $0.04 per share), net earnings were $20.4 million, or $0.27 per diluted share, for the third quarter of 2006. A reconciliation of non-GAAP measurements to GAAP results is attached to this release.

System-wide  domestic  comparable  sales for the third quarter of 2006 decreased
2.3  percent.   Company  and  domestic  franchise  restaurant  comparable  sales decreased 1.7 percent and 2.5 percent, respectively, for the quarter. System-wide domestic comparable sales for the year-to-date period through September decreased 0.5 percent, with domestic franchise restaurant comparable sales down 0.4 percent and company comparable sales down 0.8 percent.

The company also reported comparable sales for the September fiscal period, comprised of the five weeks ended September 24, 2006. System-wide domestic comparable sales decreased 0.8 percent for the September period and comparable sales for domestic franchise restaurants decreased 1.2 percent. Comparable sales for company restaurants increased 0.1 percent, reflecting a decrease in guest traffic of approximately 2.0 percent, combined with a higher average check.

In addition, the company reported comparable sales for the October fiscal period, comprised of the four weeks ended October 22, 2006. Both system-wide domestic comparable sales and comparable sales for domestic franchise restaurants decreased 1.2 percent for the October period. Comparable sales for company restaurants decreased 1.3 percent, reflecting a decrease in guest traffic of approximately 3.0 percent, combined with a higher average check.

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



October 25, 2006
Page 2

System-wide domestic comparable sales for the year-to-date period through October have decreased 0.6 percent, with domestic franchise restaurant comparable sales down 0.4 percent and company comparable restaurant sales down
0.9 percent.

Other results for the third quarter and year-to-date periods ended September 24, 2006 included:

    o Net earnings for the 39-week period ended September 24, 2006 were $62.4 million, or $0.83 per diluted share. This compares to net earnings in the same period of 2005 of $81.3 million, or $1.00 per diluted share. A reconciliation of non-GAAP measurements to GAAP results is attached to this release.

    o Total system-wide sales for the quarter increased by 5.1 percent over the prior year. System-wide sales are a non-GAAP financial measure that includes sales at all company and franchise Applebee's restaurants, as reported by franchisees. The company believes that system-wide sales information is useful in analyzing Applebee's market share and growth, and because franchisees pay royalties and contribute to the national advertising pool based on a percentage of their sales.

    o Applebee's ended the quarter with 1,884 restaurants open system-wide (512 company and 1,372 franchise restaurants). During the third quarter of 2006, there were 28 new Applebee's restaurants opened system-wide, including 6 company and 22 franchised restaurants.

    o The company repurchased 598,700 shares of common stock in the third quarter at an average price of $19.03 for an aggregate cost of $11.4 million. For the 39-week period ended September 24, 2006, the company has repurchased 1,285,900 shares of common stock at an average price of $21.41 for an aggregate cost of $27.5 million. As of September 24, 2006, $101.4 million remains available under the company's current stock repurchase authorization.

    o As of September 24, 2006, the company had total debt outstanding of $194.3 million, with $44.6 million available under its revolving credit facility.

BUSINESS OUTLOOK

The company updated its guidance with respect to its business outlook for the remainder of fiscal year 2006:

    o Approximately 125 new restaurants are expected to open in 2006, including approximately 35 company restaurants and at least 90 franchised restaurants. Through the third quarter, 92 new restaurants have opened system-wide, including 25 company and 67 franchised restaurants.

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



October 25, 2006
Page 3


    o The company now expects system-wide comparable sales for the remainder of the year to be in a range from down 1.0 percent to down 3.0 percent. The company does not expect to increase menu prices in the fourth quarter in company stores and will be lapping a menu price increase of approximately 1.0 percent taken in November 2005.

    o Overall restaurant margins before pre-opening expense for the fourth quarter are expected to be less than fourth quarter 2005 results and will be dependent on comparable sales performance at company restaurants. Improved menu offerings are expected to result in higher food costs in the fourth quarter. Labor costs are expected to continue to be negatively impacted by hourly wage rate increases (including the potential impact of various state and federal minimum wage rate initiatives), incremental hourly training labor to support our new food campaigns, management wage rate increases to remain competitive and higher incentive compensation as a result of modifications to our bonus plan designed to retain our best restaurant managers. These increased costs will be partially offset by the favorable impact of a change in accounting convention for smallwares that was implemented in the second quarter of fiscal 2006 as well as the impact of the 53rd week in fiscal 2006.

    o General and administrative expenses, as a percentage of operating revenues, are expected to be in the low-to-mid 10 percent range for the full year, including the impact of stock-based compensation. Excluding stock-based compensation, general and administrative expenses, as a percentage of operating revenues, are expected to be in the mid-to-high 8 percent range for the full year.

    o   The  effective  income tax rate is now  expected to be between  34.5 and
        35.0 percent for the fourth quarter.

    o Excluding the cost of franchise acquisitions, capital expenditures are now expected to be between $115 and $125 million in 2006, including costs relating to the construction of a new corporate headquarters that will open in the latter half of 2007. As a result of rising development costs, slower industry sales trends, a more disciplined approach to capital allocation, and the underperformance of several of our newer restaurants, the company currently expects to open approximately 10 to 15 company restaurants in fiscal 2007. The decrease in expected capital expenditures of $20 million from prior guidance is due to a reduction in 2007 restaurant openings and a delay in the timing of capital expenditures related to the new corporate headquarters. In addition, the company completed the acquisition of four franchise restaurants in the Houston area in late January for approximately $8.2 million.

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



October 25, 2006
Page 4

    o The incremental impact of stock-based compensation expense resulting from the implementation of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment," is estimated to be approximately $0.17 per diluted share for the year.

    o Based on the foregoing assumptions, diluted earnings per share for fiscal year 2006 excluding impairment charges are expected to be in the range of $1.10 to $1.13, including the impact of stock-based compensation expense. The impact of the 53rd week (which occurs in the December fiscal month) is expected to be approximately $0.05 per diluted share.

Dave Goebel, president and chief executive officer, said, "We are encouraged by the recent improvement we've seen in traffic since the introduction of our new promotion featuring food developed in partnership with celebrity chef Tyler Florence. Guest feedback has been very positive, but we recognize that it takes time to broaden the appeal of the brand. We are also intent on driving improved performance in our existing restaurants, with less emphasis on new development, as evidenced by the significant reduction in company unit growth plans next year. We remain committed to having a disciplined approach to capital allocation, and to focusing on relevant long-term strategies to drive shareholder value, including increasing our free cash flow generation."

A conference call to review the third quarter 2006 results and the current business outlook will be held on Thursday morning, October 26, 2006, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). The conference call will be broadcast live over the Internet and a replay will be available shortly after the call on the Investors section of the company's website (www.applebees.com).

Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. As of October 22, 2006, there were 1,892 Applebee's restaurants operating system-wide in 49 states and 17 international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

Certain statements contained in this release, including fiscal year 2006 guidance as set forth in the Business Outlook section, are forward-looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described, including but not limited to the ability of the company and its franchisees to open and operate additional restaurants profitably, the ability of its franchisees to obtain financing, the continued growth of its franchisees, and its ability to attract and retain qualified franchisees, the impact of intense competition in the casual dining segment of the restaurant industry, and its ability to control restaurant operating costs which are impacted by market changes, minimum wage and other employment laws, food costs and inflation. For additional discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's Form 10-K for the fiscal year ended December 25, 2005. The company disclaims any obligation to update these forward-looking statements.

                                      # # #

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)



                                                                 13 Weeks Ended                            39 Weeks Ended
                                                        ----------------------------------    ----------------------------------
                                                         September 24,      September 25,       September 24,      September 25,
                                                             2006               2005                2006               2005
                                                        ---------------   ----------------    ----------------   ---------------
Operating revenues:
     Company restaurant sales .......................    $     286,938      $     272,673       $     890,965     $     815,834
     Franchise royalties and fees....................           33,340             31,589             103,581            97,090
     Other franchise income..........................              371              1,064               1,355             3,553
                                                        ---------------    ----------------   ----------------    --------------
         Total operating revenues....................          320,649            305,326             995,901           916,477
                                                        ---------------    ----------------   ----------------    --------------
Cost of company restaurant sales:
     Food and beverage...............................           76,616             71,555             237,285           215,755
     Labor...........................................           99,105             90,231             300,432           269,070
     Direct and occupancy............................           80,047             74,706             239,404           212,111
     Pre-opening expense.............................            1,115              1,089               3,022             3,524
                                                        ---------------    ----------------    ---------------     -------------
         Total cost of company restaurant sales......          256,883            237,581             780,143           700,460
                                                        ---------------    ----------------    ---------------     -------------
Cost of other franchise income.......................              694                790               1,741             2,838
General and administrative expenses..................           35,601             26,329             103,527            81,255
Amortization of intangible assets....................              154                204                 562               658
Impairment and other restaurant closure costs........            1,900              3,900               6,500             3,900
Loss on disposition of property and equipment........              685                480               1,692             1,341
                                                        ---------------    ----------------    ---------------     -------------
Operating earnings...................................           24,732             36,042             101,736           126,025
                                                        ---------------    ----------------    ---------------     -------------
Other income (expense):
     Investment income...............................              885                568               1,345               976
     Interest expense................................           (2,970)            (1,232)             (8,509)           (2,203)
     Other income....................................              301                593                 538             1,612
                                                        ---------------    ----------------    ---------------     -------------
         Total other income (expense)................           (1,784)               (71)             (6,626)              385
                                                        ---------------    ----------------    ---------------     -------------
Earnings before income taxes.........................           22,948             35,971              95,110           126,410
Income taxes.........................................            8,107             13,836              32,714            45,128
                                                        ---------------    ----------------    ---------------     -------------
Net earnings.........................................    $      14,841      $      22,135       $      62,396       $    81,282
                                                        ===============    ================    ===============     =============

Basic net earnings per common share..................    $        0.20      $        0.28       $        0.84       $      1.02
                                                        ===============    ================    ================    =============
Diluted net earnings per common share................    $        0.20      $        0.28       $        0.83       $      1.00
                                                        ===============    ================    ================    =============

Basic weighted average shares outstanding............           73,902             78,485              74,044            79,692
                                                        ===============    ================    ================    =============
Diluted weighted average shares outstanding..........           74,673             79,691              75,007            81,121
                                                        ===============    ================    ================    =============

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
             RECONCILIATION OF NON-GAAP MEASUREMENTS TO GAAP RESULTS
                                   (Unaudited)
                    (in thousands, except per share amounts)

In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this document, the company has provided non-GAAP measurements which present operating results on a basis before impairment and other restaurant closure costs, legal expenses related to the pending settlement of a lawsuit, and stock-based compensation.

The company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, "Share-Based Payment" ("SFAS 123R") at the beginning of fiscal year 2006. SFAS 123R requires all stock-based compensation, including grants of employee stock options, to be recognized in the statement of earnings based on fair value. The company adopted this accounting treatment using the modified prospective transition method; therefore results for prior periods have not been restated. Prior to the adoption of SFAS 123R, the company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations.

The company is using earnings before impairment and other restaurant closure costs, legal expenses related to the pending settlement of a lawsuit and stock-based compensation as a key performance measure of results of operations for purposes of evaluating performance internally. In addition, the company's internal reporting and budgeting, as well as the calculation of its incentive compensation payments, includes the use of reported amounts excluding stock-based compensation. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the company believes that the presentation of earnings before impairment and other restaurant closure costs, legal expenses related to the pending settlement of a lawsuit and stock-based compensation provides additional information to facilitate the comparison of past and present operations.


                                                                   13 Weeks Ended                        39 Weeks Ended
                                                          ----------------------------------    ----------------------------------
                                                           September 24,      September 25,      September 24,      September 25,
                                                               2006               2005               2006               2005
                                                          ---------------    ---------------    ---------------    ---------------
Impairment and other restaurant closure costs......        $   (1,900)        $   (3,900)        $   (6,500)        $   (3,900)
Legal expenses related to lawsuit..................            (1,500)               --              (1,500)               --
Stock-based compensation(a)........................            (5,172)              (598)           (16,584)            (1,665)
Income taxes.......................................             3,028              1,605              8,535              1,974
                                                          ---------------    ---------------    ---------------    ---------------
  Impairment and other restaurant closure costs,
     legal expenses and stock-based
     compensation, net of tax......................        $   (5,544)            (2,893)          $(16,049)            (3,591)
                                                          ===============    ===============    ===============    ===============

Diluted weighted average shares outstanding........            74,673             79,691             75,007             81,121
                                                          ===============    ===============    ===============    ===============

Diluted earnings per share impact of impairment
  and other restaurant closure costs, legal
  expenses and stock-based compensation............        $    (0.07)        $    (0.04)        $    (0.21)        $    (0.04)
                                                          ===============    ===============    ===============    ===============

Reconciliation of earnings before impairment
  and other restaurant closure costs, legal
  expenses and stock-based compensation to
  net earnings:
     Earnings before impairment and other
       restaurant closure costs, legal expenses
       and stock-based compensation................        $   20,385         $   25,028         $   78,445         $   84,873
     Impairment and other restaurant closure
       costs, legal expenses and stock-based
       compensation, net of tax....................            (5,544)            (2,893)           (16,049)            (3,591)
                                                          ---------------    ---------------    ---------------    ---------------
     Net earnings..................................        $   14,841         $   22,135         $   62,396         $   81,282
                                                          ===============    ===============    ===============    ===============

Reconciliation of earnings per share before
  impairment and other restaurant closure costs,
  legal expenses and stock-based compensation
  to reported earnings per share:
     Diluted earnings per share before
       impairment and other restaurant
       closure costs, legal expenses and
       stock-based compensation....................        $     0.27         $     0.31         $     1.05         $     1.05
     Diluted earnings per share impact of
       impairment and other restaurant
       closure costs, legal expenses and
       stock-based compensation....................             (0.07)             (0.04)             (0.21)             (0.04)
                                                          ---------------    ---------------    ---------------    ---------------
       Reported diluted earnings per share.........        $     0.20         $     0.28         $     0.83         $     1.00
                                                          ===============    ===============    ===============    ===============

(a) Stock-based compensation for the third quarter of 2006 includes $216,000 in cost of company restaurant sales and $4,956,000 in general and administrative expenses. Stock-based compensation for the 39 weeks ended September 24, 2006 includes $703,000 in cost of company restaurant sales and $15,881,000 in general and administrative expenses. Stock-based compensation for both periods in 2005 represents restricted stock expense which was included entirely in general and administrative expenses.

The following table contains information derived from the company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                   13 Weeks Ended               39 Weeks Ended
                                                            ---------------------------  ---------------------------
                                                            September 24,  September 25, September 24, September 25,
                                                                2006           2005          2006          2005
                                                            -------------  ------------  ------------- -------------
Operating revenues:
     Company restaurant sales..............................     89.5%          89.3 %        89.5%         89.0%
     Franchise royalties and fees..........................     10.4           10.3          10.4          10.6
     Other franchise income................................      0.1            0.3           0.1           0.4
                                                            -------------  ------------  ------------- -------------
        Total operating revenues...........................    100.0%         100.0%        100.0%        100.0%
                                                            =============  ============  ============= =============
Cost of sales (as a percentage of company
     restaurant sales):
     Food and beverage.....................................     26.7%          26.2%         26.6%         26.4%
     Labor.................................................     34.5           33.1          33.7          33.0
     Direct and occupancy..................................     27.9           27.4          26.9          26.0
     Pre-opening expense...................................      0.4            0.4           0.3           0.4
                                                            -------------  ------------  ------------- -------------
        Total cost of sales................................     89.5%          87.1%         87.6%         85.9%
                                                            =============  ============  ============= =============

Cost of other franchise income (as a percentage of other
     franchise income).....................................    187.1%          74.2%        128.5%         79.9%
General and administrative expenses........................     11.1            8.6          10.4           8.9
Amortization of intangible assets..........................      --             0.1           0.1           0.1
Impairment and other restaurant closure costs..............      0.6            1.3           0.7           0.4
Loss on disposition of property and equipment..............      0.2            0.2           0.2           0.1
                                                            -------------  ------------  ------------- -------------
Operating earnings.........................................      7.7           11.8          10.2          13.8
                                                            -------------  ------------  ------------- -------------

Other income (expense):
     Investment income.....................................      0.3            0.2           0.1           0.1
     Interest expense......................................     (0.9)          (0.4)         (0.9)         (0.2)
     Other income .........................................      0.1            0.2           0.1           0.2
                                                            -------------  ------------  ------------- -------------
        Total other income (expense).......................     (0.6)            --          (0.7)           --
                                                            -------------  ------------  ------------- -------------

Earnings before income taxes...............................      7.2           11.8           9.6          13.8
Income taxes...............................................      2.5            4.5           3.3           4.9
                                                            -------------  ------------  ------------- -------------
Net earnings...............................................      4.6%           7.2%          6.3%          8.9%
                                                            =============  ============  ============= =============

The  following  table  sets  forth  certain  financial   information  and  other
restaurant data relating to company and franchise restaurants, as reported to us by franchisees:

                                                               13 Weeks Ended                       39 Weeks Ended
                                                      ---------------------------------    ---------------------------------
                                                      September 24,      September 25,     September 24,      September 25,
                                                          2006               2005               2006              2005
                                                      --------------     --------------    ---------------    --------------
Number of restaurants:
     Company:
         Beginning of period.......................          507                462               486                424
         Restaurant openings.......................            6                 12                25                 39
         Restaurant closings.......................           (1)                (1)               (3)                (1)
         Restaurants acquired from franchisees.....           --                 --                 4                 11
                                                      --------------     --------------    ---------------    --------------
         End of period.............................          512                473               512                473
                                                      --------------     --------------    ---------------    --------------
     Franchise:
         Beginning of period.......................        1,353              1,260             1,318              1,247
         Restaurant openings.......................           22                 23                67                 52
         Restaurant closings.......................           (3)                (1)               (9)                (6)
         Restaurants acquired from franchisees.....           --                 --                (4)               (11)
                                                      --------------     --------------    ---------------    --------------
         End of period.............................        1,372              1,282             1,372              1,282
                                                      --------------     --------------    ---------------    --------------
     Total:
         Beginning of period.......................        1,860              1,722             1,804              1,671
         Restaurant openings.......................           28                 35                92                 91
         Restaurant closings.......................           (4)                (2)              (12)                (7)
                                                      --------------     --------------    ---------------    --------------
         End of period.............................        1,884              1,755             1,884              1,755
                                                      ==============     ==============    ===============    ==============

Weighted average weekly sales per restaurant:
     Company.......................................   $   43,331         $   44,825        $   45,527         $   46,561
     Domestic franchise............................   $   47,516         $   48,677        $   50,394         $   50,521
     Domestic total................................   $   46,327         $   47,598        $   49,011         $   49,424

Change in comparable restaurant sales:(1)
     Company.......................................       (1.7)%             (1.6)%            (0.8)%             (0.8)%
     Domestic franchise............................       (2.5)%              1.6 %            (0.4)%              2.9 %
     Domestic total................................       (2.3)%              0.8 %            (0.5)%              2.0 %

Total operating revenues (in thousands):
     Company restaurant sales......................   $  286,938         $  272,673        $  890,965         $  815,834
     Franchise royalties and fees(2)...............       33,340             31,589           103,581             97,090
     Other franchise income(3).....................          371              1,064             1,355              3,553
                                                      --------------     --------------    ---------------    --------------
     Total.........................................   $  320,649         $  305,326        $  995,901         $  916,477
                                                      ==============     ==============    ===============    ==============

(1) When computing comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.
(2)  Franchise  royalties  are  generally  4%  of  each  franchise  restaurant's reported monthly gross sales. Reported franchise sales (including international restaurants), in thousands, were $830,458 and $790,949 in the 2006 quarter and the 2005 quarter, respectively, and $2,594,659 and $2,444,429 in the 2006 year-to-date period and the 2005 year-to-date period, respectively. Franchise fees typically range from $30,000 to $35,000 for each restaurant opened.
(3) Other franchise income includes revenue from information technology products and services provided to certain franchisees. In addition, the 2005 period includes insurance premiums from franchisee participation in our captive insurance program.

                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                      (in thousands, except share amounts)

                                                                                     September 24,      December 25,
                                                                                         2006               2005
                                                                                    ---------------    --------------
                                                       ASSETS
Current assets:
     Cash and cash equivalents...................................................    $     9,776        $    13,040
     Short-term investments, at market value.....................................            291                286
     Receivables, net of allowance...............................................         36,958             37,857
     Receivables related to captive insurance subsidiary.........................            463              1,712
     Inventories.................................................................         10,400             20,373
     Prepaid income taxes........................................................             55              3,488
     Prepaid and other current assets............................................         12,086             13,518
     Assets held for sale........................................................          7,498               --
                                                                                    ---------------    --------------
        Total current assets.....................................................         77,527             90,274
Property and equipment, net......................................................        620,983            590,593
Goodwill.........................................................................        139,111            138,443
Restricted assets related to captive insurance subsidiary........................         15,011             19,329
Other intangible assets, net.....................................................          6,561              8,050
Other assets, net................................................................         34,827             31,899
                                                                                    --------------     --------------
                                                                                     $   894,020        $   878,588
                                                                                    ===============    ==============


                                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of long-term debt...........................................    $       274        $       259
     Notes payable...............................................................         10,000              7,900
     Accounts payable............................................................         38,016             63,445
     Accrued expenses and other current liabilities..............................         84,426            100,995
     Loss reserve related to captive insurance subsidiary........................          6,025             10,235
     Accrued dividends...........................................................           --               14,840
     Accrued income taxes........................................................          4,007               --
                                                                                    ---------------    --------------
        Total current liabilities................................................        142,748            197,674
                                                                                    ---------------    --------------
Non-current liabilities:
     Long-term debt, less current portion........................................        184,006            180,208
     Deferred income taxes.......................................................         27,757             37,722
     Other non-current liabilities...............................................         60,372             50,374
                                                                                    ---------------    --------------
        Total non-current liabilities............................................        272,135            268,304
                                                                                    ---------------    --------------
        Total liabilities........................................................        414,883            465,978
                                                                                    ---------------    --------------
Stockholders' equity:
     Preferred stock - par value $0.01 per share: authorized - 1,000,000 shares;
        no shares issued.........................................................           --                 --
     Common stock - par value $0.01 per share:  authorized - 125,000,000 shares;
        issued - 108,503,243 shares..............................................          1,085              1,085
     Additional paid-in capital..................................................        255,029            234,988
     Unearned compensation.......................................................           --               (2,614)
     Retained earnings...........................................................        772,673            710,277
                                                                                    ---------------    --------------
                                                                                       1,028,787            943,736
     Treasury stock - 34,563,782 shares in 2006 and 34,304,693 shares
        in 2005, at cost.........................................................       (549,650)          (531,126)
                                                                                    ---------------    --------------
        Total stockholders' equity...............................................        479,137            412,610
                                                                                    ---------------    --------------
                                                                                     $   894,020        $   878,588
                                                                                    ===============    ==============


                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (in thousands)


                                                                                      39 Weeks Ended
                                                                              --------------------------------
                                                                              September 24,      September 25,
                                                                                  2006               2005
                                                                              -------------      -------------
 CASH FLOWS FROM OPERATING ACTIVITIES:
      Net earnings.......................................................       $  62,396          $  81,282
      Adjustments to reconcile net earnings to net cash provided by operating activities:
         Depreciation and amortization...................................          48,092             39,765
         Amortization of intangible assets...............................             562                658
         Stock-based compensation........................................          16,584              1,665
         Other amortization..............................................             233                182
         Deferred income tax benefit.....................................          (8,615)            (3,270)
         Impairment and other restaurant closure costs...................           6,500              3,900
         Loss on disposition of property and equipment...................           1,692              1,341
         Income tax benefit from stock-based compensation................           1,233              4,665
      Changes in assets and liabilities, exclusive of effect of
          acquisitions:
         Receivables.....................................................           1,540              2,981
         Receivables related to captive insurance subsidiary.............           1,249               (682)
         Inventories.....................................................          10,031             14,627
         Prepaid and other current assets................................             115                908
         Accounts payable................................................         (24,502)             8,981
         Accrued expenses and other current liabilities..................         (16,750)           (13,024)
         Loss reserve and unearned premiums related to
           captive insurance subsidiary..................................          (4,210)             1,344
         Income taxes....................................................           7,440             12,352
         Other non-current liabilities...................................           7,770              2,524
         Other...........................................................          (1,922)            (1,523)
                                                                              -------------      -------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES.......................         109,438            158,676
                                                                              -------------      -------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchases of property and equipment................................         (86,635)          (100,802)
      Change in restricted assets related to captive
        insurance subsidiary.............................................           4,318             (2,800)
      Acquisition of restaurants.........................................          (8,053)           (46,848)
      Proceeds from sale of property and equipment.......................             281              1,205
                                                                              -------------      -------------
         NET CASH USED BY INVESTING ACTIVITIES...........................         (90,089)          (149,245)
                                                                              -------------      -------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
      Purchases of treasury stock........................................         (27,528)          (120,856)
      Dividends paid.....................................................         (14,840)            (4,867)
      Issuance of common stock upon exercise of stock options............           8,814             11,822
      Shares issued under employee benefit plans.........................           3,345              3,428
      Excess tax benefits from stock-based compensation..................           1,683               --
      Net debt proceeds .................................................           5,913            100,540
                                                                              -------------      -------------
         NET CASH USED BY FINANCING ACTIVITIES...........................         (22,613)            (9,933)
                                                                              -------------      -------------
 NET DECREASE IN CASH AND CASH EQUIVALENTS...............................          (3,264)              (502)
 CASH AND CASH EQUIVALENTS, beginning of period..........................          13,040             10,642
                                                                              -------------      -------------
 CASH AND CASH EQUIVALENTS, end of period................................       $   9,776          $  10,140
                                                                              =============      =============
